                                                           Registration No. 333-

--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            COLE NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                   34-1453189
    (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
  of Incorporation or Organization)


              5915 Landerbrook Drive, Mayfield Heights, Ohio 44124 (Address of Principal Executive Offices, Including Zip Code)

                        1996 MANAGEMENT STOCK OPTION PLAN

                            (Full Title of the Plan)

                        Wayne L. Mosley, Vice President,
                         Controller, Assistant Secretary
                             and Assistant Treasurer
                            Cole National Corporation
                             5915 Landerbrook Drive
                          Mayfield Heights, Ohio 44124
                     (Name and Address of Agent For Service)

                                 (216) 449-4100
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
Title of                                                Proposed Maxi-              Proposed Maxi-              Amount of
Securities to               Amount to be                mum Offering                mum Aggregate               Registration
be Registered               Registered (1)              Price Per Share (2)         Offering Price (2)          Fee
=============================================================================================================================
Class A Common              884,000                     $27.56                      $24,363,040                 $7,382.74
Stock, par value $.001
per share (2)

Preferred Share             884,000                        -(3)                         -(3)                        -(3)
Purchase Rights             rights (3)
=============================================================================================================================

(1) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"),  this Registration Statement also covers such additional Class A Common Stock, par value $.001 per share (the "Common Stock"), as may become issuable pursuant to the anti-dilution provisions of the 1996 Management Stock Option Plan.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the
General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on January 6, 1997, within five business days prior to filing.


                                Page 1 of 8 Pages

(3) These securities, which were created pursuant to the Rights Agreement dated as of August 22, 1995 by and between the Company and National City Bank as Rights Agent, may be transferred with and only with the shares of Common Stock (unless events specified in the Company's Rights Agreement occur). Therefore, such rights have no offering price and a fee is not required in connection therewith.

                         Exhibit Index Appears on Page 8




                                Page 2 of 8 Pages

                                     Part II

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents previously filed by Cole National Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended February 3, 1996 (the "Form 10-K"); (b) the Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended May 4, 1996, August 3, 1996 and November 2, 1996, and all other reports filed by the Registrant pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), since February 3, 1996; and (c) the description of the Common Stock contained in the Registration Statement on Form 8-A dated as of February 14, 1994, and as amended on April 6, 1994, as filed with the Commission and the Stockholders' Rights Plan contained in the Registration Statement on Form 8-A filed with the Commission on September 7, 1995; both of the Form 8-As were filed pursuant to the Exchange Act for purposes of registering such securities thereunder.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.


Item 4.   Description of Securities
          -------------------------

         Not applicable. (Class of securities to be offered is registered under Section 12 of the Exchange Act.)


Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

         Not Applicable.


Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Articles Seventh and Eighth of Registrant's Restated Certificate of Incorporation and Article VIII of the Registrant's Amended and Restated By-laws are incorporated herein by reference respectively to Exhibits 3.1(i) and 3.2(ii) of the Registrant's Annual Report on Form 10-K for the period ended February 3, 1996 (File No. 1-12814).

         The Registrant has entered into indemnity agreements with its current directors and officers, and maintains directors and officers liability insurance for its directors and executive officers. Item 15 in Part II of Registrant's Form S-3 Registration Statement, No. 333-5875, is incorporated herein by reference.


Item 7.   Exemption from Registration Claims
          ----------------------------------

         Not Applicable.


Item 8.  Exhibits
         --------

         4.1 Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3.1(i) of the Registrant's Annual Report on Form 10-K for the period ended February 3, 1996 (File No. 1-12814).


                                Page 3 of 8 Pages

         4.2 Amended and Restated By-Laws are incorporated herein by reference to Exhibit 3.2(ii) of the Registrant's Annual Report on Form 10-K for the period ended February 3, 1996 (File No. 1-12814).

         4.3 Rights Agreement and Form of Right Certificate are incorporated by reference to Form 8-A filed with the Commission on September 7, 1995 (File No. 1-12814).

         4.4 1996 Management Stock Option Plan, including forms of Nonqualified Stock Option Agreement (1996 Time Vesting), is incorporated herein by reference to Exhibit 10.10 of the Registrant's Annual Report on Form 10-K for the period ended February 3, 1996 (File No. 1-12814).

         5.1*     Opinion and Consent of Jones, Day, Reavis & Pogue.

         23.1*    Consent of Arthur Andersen LLP.

         23.2*    Consent of Jones, Day, Reavis & Pogue (included in Exhibit
                  5.1).

         24.1*    Powers of Attorney.


----------------
*        Filed herewith

Item 9.  Undertakings
         ------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.




                                Page 4 of 8 Pages

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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



                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Heights, State of Ohio, on January 8, 1997.

                                  COLE NATIONAL CORPORATION



                            By:    /s/ Wayne L. Mosley
                                  ---------------------------------------------
                                  Wayne L. Mosley, Vice President, Controller,
                                  Assistant Secretary and Assistant Treasurer



                                Page 6 of 8 Pages

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                 Signature                                      Title                                      Date
                 ---------                                      -----                                      ----

        *                                    Chairman, Chief Executive Officer,                      January 8, 1997
------------------------------------------   Chief Financial Officer and Director
Jeffrey A. Cole                              (Principal Executive Officer and
                                             Principal Financial Officer)


        *                                    President, Chief Operating Officer                      January 8, 1997
------------------------------------------   and Director
Brian B. Smith

 /s/ Wayne L. Mosley                         Vice President, Controller, Assistant                   January 8, 1997
------------------------------------------   Secretary and Assistant Treasurer
Wayne L. Mosley                              (Principal Accounting Officer)


        *                                    Director                                                January 8, 1997
------------------------------------------
Timothy F. Finley

        *                                    Director                                                January 8, 1997
------------------------------------------
Irwin N. Gold

        *                                    Director                                                January 8, 1997
------------------------------------------
Peter V. Handal

        *                                    Director                                                January 8, 1997
------------------------------------------
Charles A. Ratner



        * Wayne L. Mosley, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this
Registration Statement on behalf of the above indicated Registrant and officers and directors thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission.




January 8, 1997                    By:  /s/ Wayne L. Mosley
                                       --------------------
                                       Wayne L. Mosley, Vice President,
                                       Controller, Assistant Secretary and
                                       Assistant Treasurer


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



                                  EXHIBIT INDEX
                                  -------------

                                                                                                             Pagination by
                                                                                                              sequential
   Exhibit                                              Exhibit                                                numbering
   Number                                             Description                                               system
   ------                                             -----------                                               ------

     4.1        Restated Certificate of Incorporation is incorporated herein by reference to                       -
                Exhibit 3.1(i) of the Registrant's Annual Report on Form 10-K for the period ended February 3, 1996 (File No. 1-12814).

     4.2        Amended and Restated By-Laws are incorporated herein by reference to                               -
                Exhibit 3.2(ii) of the Registrant's Annual Report on Form 10-K for the period ended February 3, 1996 (File No. 1-12814).

     4.3        Rights Agreement and Form of Right Certificate are incorporated by                                 -
                reference to Form 8-A filed with the Commission on September 7, 1995 (File
                No. 1-12814).

     4.4        1996 Management Stock Option Plan, including forms of Nonqualified Stock
                Option Agreement (1996 Time Vesting), is incorporated herein by reference                          -
                to Exhibit 10.10 of the Registrant's Annual Report on Form 10-K for the
                period ended February 3, 1996 (File No. 1-12814).

    5.1*        Opinion and Consent of Jones, Day, Reavis & Pogue.                                                 -

    23.1*       Consent of Arthur Andersen LLP.                                                                    -

    23.2*       Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).                                   -

    24.1*       Powers of Attorney.                                                                                -


--------

*        Filed herewith

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